EXHIBIT 10.1
SIXTH AMENDMENT TO CREDIT AGREEMENT
THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 29, 2014 (this "Amendment") is by and among JPMORGAN CHASE BANK, N.A., a national banking association (the "Bank"), ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (the "Borrower"), ORION ASSET MANAGEMENT, LLC, a Wisconsin limited liability company ("OAM"), CLEAN ENERGY SOLUTIONS, LLC, a Wisconsin limited liability company ("CES"), GREAT LAKES ENERGY TECHNOLOGIES, LLC, a Wisconsin limited liability company ("GLET"), HARRIS MANUFACTURING, INC., a Florida corporation ("HMI"), and HARRIS LED, LLC, a Florida limited liability company ("HLED" and together with the Borrower, OAM, CES, GLET and HMI each individually, a "Loan Party" and collectively, the "Loan Parties"), and amends and supplements that certain Credit Agreement dated as of June 30, 2010, as amended to date (as so amended, the "Credit Agreement"), by and among the Bank and the Loan Parties.
RECITALS
A.    Events of Default exist under (i) section 7.1(c) of the Credit Agreement because the Loan Parties have violated [a] section 6.12(c) (Debt Service Coverage Ratio) as of the measurement period ended June 30, 2014 and [b] section 6.12(d) (Funded Debt to EBITDA Ratio) as of the measurement period ended June 30, 2014 and (ii) section 7.1(m) of the Credit Agreement (collectively, the "Existing Default").
B.    The Loan Parties have requested that the Bank waive the Existing Default and amend the Credit Agreement.
C.    The Bank is willing to waive the Existing Defaults and amend the Credit on the terms and subject to the conditions set forth herein.
AGREEMENTS
In consideration of the Recitals, the promises and agreements set forth in the Credit Agreement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned in the Credit Agreement. All references to the Credit Agreement contained in the Collateral Documents and the other Loan Documents shall, upon fulfillment of the conditions specified in section 4 below, mean the Credit Agreement as amended by this Amendment.
2.    Amendments to the Credit Agreement.
(a)    The defined term "Revolving Note Maturity Date" appearing in section 1.1 of the Credit Agreement is amended by deleting the date "August 30, 2014" appearing therein and inserting the date "August 31, 2015" in its place.

(b)    Clause (b) of the defined term "Unused Fee Triggering Event" is amended by deleting the amount "$10,000,000" appearing therein and inserting the amount "$5,000,000" in its place.
(c)    Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:
6.12    Financial Covenants.
(a)    Unencumbered Liquidity. Prior to the Debt Service Period, permit the average Unencumbered Liquidity to be less than $20,000,000 during any period of three consecutive Business Days through and including the Revolving Loan Maturity Date.
(b)    Minimum EBITDA. Permit, EBITDA to be less than (i) $(3,500,000) as of September 30, 2014 for the 6-month period ending on such date, (ii) $500,000 as of December 31, 2014 for the 9-month period ending on such date and (iii) $3,000,000 as of March 31, 2015 for the 12-month period ending on such date.
(c)    Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio to be less than 1.25:1.00 as of the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2015.
(d)    Funded Debt to EBITDA Ratio. Permit the Funded Debt to EBITDA Ratio to be greater than 2.50:1.00 as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2015.
3.    Effectiveness of the Amendment. This Amendment shall become effective upon execution and delivery hereof by the parties and receipt by the Bank of (i) an amendment fee in the amount of $75,000 which shall be fully earned, due and payable on the date hereof and (ii) such other amendments, forms, certificates, agreements, documents and instruments as the Bank may reasonably request.
4.    Limited Waiver. The Loan Parties acknowledge the existence of the Existing Default. The Bank waives the Existing Default (the "Waiver"). Other than the Waiver, nothing contained herein nor the making of future Loans under the Credit Agreement shall be construed by any Loan Party as a waiver by the Bank of: (i) any of its right and remedies under the Credit Agreement, the Loan Documents, at law or in equity or (ii) such Loan Party's continued compliance with each representation, warranty, covenant and provision of the Credit Agreement and the other Loan Documents. Other than the Waiver, each Loan Party acknowledges and agrees that no waiver of any provision of the Credit Agreement or the other Loan Documents by the Bank has occurred (or will occur by the making of future Loans under the Credit Agreement), except for those specifically given by the Bank in writing, and that nothing contained herein shall impair the right of the Bank to require strict performance by each Loan Party of the Credit Agreement and the other Loan Documents. Further, as provided in section 9.9 of the Credit Agreement, each Loan Party acknowledges and agrees that no delay by the Bank in exercising any right, power or privilege under the Credit Agreement or any other Loan Document shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege thereunder shall preclude other or further exercise thereof or the exercise of any other right, power or privilege.
5.    Representations and Warranties. Each of the Loan Parties represents and warrants to the Bank that:
(a)    The execution and delivery of this Amendment and the other agreements, documents and instruments referred to in section 4, is within its power and authority, has been duly authorized by all proper action on the part of such Loan Party, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of such Loan Party or the terms of any agreement, restriction or undertaking to which such Loan Party is a party or by which it is bound, and do not require the approval or consent of the holders of Equity Interests of any of the Loan Parties, any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect.
(b)    This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    After giving effect to the Waiver, the representations and warranties contained in the Credit Agreement are correct and complete in all respects (in the case of representations and warranties qualified by materiality, whether by reference to "material," "in all material respects," or "Material Adverse Effect" or similar terms or phrase) or in all material respects (in the case of all other representations and warranties) as of the date of this Amendment (except to the extent such representation or warranty relates to a stated earlier date in which case it shall continue to be true and correct in all respects (in the case of representations and warranties qualified by materiality, whether by reference to "material," "in all material respects," or "Material Adverse Effect" or similar terms or phrase) or in all material respects (in the case of all other representations and warranties) as of such date), and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a Default or an Event of Default under the Credit Agreement.
6.    Miscellaneous.
(a)    Expenses and Fees. The Loan Parties, jointly and severally, agree to pay on demand all reasonable out-of-pocket costs and expenses paid or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of the Bank's outside counsel.
(b)    Amendments and Waivers. This Amendment may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(c)    Headings. The headings in this Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.
(d)    Affirmation. Each party hereto affirms and acknowledges that the Credit Agreement as amended by this Amendment remains in full force and effect in accordance with its terms, as amended hereby.
(e)    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereto by facsimile or by electronic transmission of a portable document file (PDF or similar file) shall be as effective as delivery of a manually executed counterpart signature page hereto.
7.    Acknowledgment, Consent and Reaffirmation of Guaranty. Each of the Loan Guarantors hereby acknowledges that pursuant to the Credit Agreement, it has absolutely and unconditionally guaranteed to the Bank the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations, as affected hereby; acknowledges, consents and agrees to the Bank and the Loan Parties entering into this Amendment; and reaffirms that its obligations under the Credit Agreement, as amended hereby, remain in full force and effect. Notwithstanding anything to the contrary herein, in the Credit Agreement, in any Collateral Document or in any other Loan Document, no Loan Guarantor shall be deemed to have guaranteed, or granted any security interest to secure, any Related Rate Management Transaction if such Loan Guarantor is not an "eligible contract participant" ("ECP") under Section 2(e) of the Commodity Exchange Act (or any successor provision) at the time at which such Related Rate Management Transaction is entered into or at such other time as such Loan Guarantor is required to be an ECP under the Commodity Exchange Act or any other applicable Requirement of Law in order to guaranty, or grant a security interest to secure, any Related Rate Management Transaction.
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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK:

JPMORGAN CHASE BANK, N.A.

By:	/s/ John Altenbach
John Altenbach, Authorized Signor

BORROWER:

ORION ENERGY SYSTEMS, INC.

By:	/s/ Scott R. Jensen
Scott R. Jensen, Chief Financial Officer

LOAN PARTIES:

ORION ASSET MANAGEMENT, LLC

By:	/s/ Scott R. Jensen
Scott R. Jensen, Manager

CLEAN ENERGY SOLUTIONS, LLC

By:	/s/ Scott R. Jensen
Scott R. Jensen, Manager

GREAT LAKES ENERGY TECHNOLOGIES, LLC

By:	/s/ Scott R. Jensen
Scott R. Jensen, Manager

HARRIS MANUFACTURING, INC.

By:	/s/ Scott R. Jensen
Scott R. Jensen, Director

HARRIS LED, LLC

By:	/s/ Scott R. Jensen
Scott R. Jensen, Director

Signature Page to Sixth Amendment to Credit Agreement